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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                November 2, 1999



                                 PERRIGO COMPANY
                ------------------------------------------------
               (Exact name of registrant as specified in charter)





   MICHIGAN                          0-19725                      38-2799573
---------------                    -----------                 ----------------
(State of other                    (Commission                 (I.R.S. Employer
Jurisdiction of                    File Number)                 Identification
 Incorporation)                                                 Number)




515 Eastern Avenue, Allegan, Michigan               49010
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(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:
(616) 673-8451
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     ITEM 5.    Other Events
     ------     ------------

         The Perrigo Company announced Richard G. Hansen will retire as President and Chief Operating Officer of the Company effective November 1. Hansen, who served as Chief Operating Officer from 1989 to 1995 and President from 1991 to 1995, came out of retirement last November to aid the Company's transition to a new enterprise software system. Hansen will remain on Perrigo's Board of Directors. John T. Hendrickson has been named Executive Vice President and Chief Operations Officer and Mark P. Olesnavage, President of Customer Business Development, will now be responsible for the Company's international business.

         In his new role as Executive Vice President and Chief Operations Officer, Hendrickson, 37, will be responsible for domestic manufacturing and packaging, engineering, distribution, materials management, customer service and human resources. He has 10 years experience with Perrigo, beginning his career as Process Engineering Manager and has received promotions to Director of Engineering, Vice President of Customer Service, and, most recently, as Vice President of Operations. Before joining Perrigo in 1989, he spent five years with Procter & Gamble Company. John earned bachelors degrees from Hope College and the University of Michigan, as well as an MBA from the University of Notre Dame.

         The responsibilities of Mark Olesnavage, 46, President of Customer Business Development, have been expanded to include Perrigo's international business. This is in addition to the management of the domestic sales, marketing, business development and technical affairs functions. Olesnavage, who joined Perrigo more than 18 years ago, has served in a number of key positions, including Vice President of Marketing, Vice President of Sales, Vice President of Pharmaceutical Development, Executive Vice President of Sales, Executive Vice President of Sales and Marketing, and President of L. Perrigo Company, the Company's over-the-counter pharmaceutical division.



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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PERRIGO COMPANY
                                              (Registrant)



                                              By:  /s/Thomas J. Ross
                                                   ----------------------------
Dated: November 2, 1999                            Thomas J. Ross
                                                   Vice President-Finance